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                                                                         EX-23.3


CONSENT OF MOODY, FAMIGLIETTI & ANDRONICO, LLP


As independent public accountants, we hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Intelligent Systems Corporation of our report dated February 27, 2001 with respect to consolidated financial statements of VISaer, Inc. and Subsidiaries for the year ended December 31, 2000 included in the Form 10-K of Intelligent Systems Corporation for the year ended December 31, 2000, filed with the Securities and Exchange Commission.



                                         /s/ Moody, Famiglietti & Andronico, LLP


March 27, 2001



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